UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange
                           Act of 1934

Date of Report (Date of earliest event reported) January 29, 2004
                                                -----------------
                             SJW Corp.
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(Exact name of registrant as specified in its charter)
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    California                     1-8966          77-0066628
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(State or other jurisdiction    (Commission       (IRS Employer
    of incorporation)           File Number)  Identification No.)

    374 W. Santa Clara Street, San Jose, California     95196
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(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including
area code                                       (408) 279-7800
                                          -----------------------
                         Not Applicable
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    (Former name or former address, if changed since last report)





Item 5.  Other Events and Regulation FD Disclosure.

     On January 29, 2004, SJW Corp.'s Board of Directors announced the increase of its common stock dividend and a three-for-one stock split on SJW Corp. common stock. A copy of the press release announcing the stock split is attached as Exhibit
99.1 hereto and incorporated into this Form 8K by reference.


Item 12.  Results of Operations and Financial Condition.

     On January 29, 2004, SJW Corp. announced its financial results for the fourth quarter ended December 31, 2003. A copy of the press release announcing these financial results is attached as Exhibit 99.2 hereto and incorporated into this Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  SJW Corp.
                                  -----------------------------


February 2, 2004                  /s/ Angela Yip
---------------------             -----------------------------
                                  Angela Yip,
                                  Chief Financial Officer
                                  and Treasurer


                        EXHIBIT INDEX

Exhibit
Number                        Description of Document
--------                      ------------------------

99.1 Press Release issued by SJW Corp., dated January 29, 2004, announced SJW Corp. increased its common stock dividend and announced three-for-one common stock split

99.2 Press Release issued by SJW Corp., dated January 29, 2004, announced 4th Quarter and Record 2003 Financial Results.


                         PRESS RELEASE             EXHIBIT 99.1

                   Wire Release - National Circuit
               For Release at 5:00 P.M. (Pacific Time)
                                                      Page 1 of 1
     January 29, 2004         Richard Balocco      (408) 279-7933
     San Jose, California     V.P. Corporate Communication

               SJW CORP. (AMEX: SJW) INCREASES
ITS COMMON STOCK DIVIDEND AND ANNOUNCES
               THREE-FOR-ONE COMMON STOCK SPLIT

     SAN JOSE, CA, January 29, 2004 - SJW Corp. (AMEX:SJW) announced that its Board of Directors at its meeting today approved a $0.15 per share increase in the annual dividend to $3.06 per share. A quarterly dividend of $0.765 per share is payable on March 1, 2004 to shareholders of record on February 9, 2004.

     Additionally, SJW Corp.'s Board of Directors has approved in its meeting today a three-for-one split on SJW Corp. common stock. As a result of the stock split, shareholders of record on February 10, 2004 will receive two additional common shares for every share held on that date. The additional shares will be mailed or delivered on or about March 1, 2004 by the company's transfer agent, Equiserve. Upon completion of the split, the number of common shares outstanding will be approximately 9,135,000. The dividend payment announced above did not reflect the three-for-one stock split.

     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp., through its subsidiary San Jose Water Company, provides water service to a population of approximately one million people in the City of San Jose and nearby communities.

This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.




                         PRESS RELEASE             EXHIBIT 99.2

                   Wire Release - National Circuit
               For Release at 5:30 P.M. (Pacific Time)
                                                      Page 1 of 4
     January 29, 2004         Richard Balocco      (408) 279-7933
     San Jose, California     V.P. Corporate Communication


               SJW CORP. (AMEX: SJW) ANNOUNCES FOURTH
               QUARTER AND RECORD 2003 FINANCIAL RESULTS

     SAN JOSE, CA, January 29, 2004 - SJW Corp. (AMEX:SJW) announced record earnings for the year ended December 31, 2003 of $18.7 million compared to $14.2 million for the same period in 2002. The increase was due primarily to the sale of a non-utility property and earnings from its utility operation.

Fourth Quarter 2003

     SJW Corp.'s basic earnings per common share for the quarter ended December 31, 2003, adjusted for the three-for-one common stock split announced by the SJW Corp. earlier today, were $0.33 per share compared to $0.30 per share, as adjusted, for the same quarter in 2002.

     Customer demand in the fourth quarter of 2003 was lower than the same period in 2002 by approximately 4%. Operating revenue for the fourth quarter of 2003 was $34,639,000 versus $33,085,000 for the same period in 2002, representing an increase of $1,554,000 or 5%. Approximately $1,226,000 of the total revenue increase was primarily attributable to cumulative rate increases of 8% in its utility operation.

     Total water production costs for the fourth quarter of 2003 consisting of purchased water, power and pump taxes, decreased $291,000, or 2% from the fourth quarter of 2002. The decrease was primarily attributable to reduced water production costs of $494,000 due to lower customer demand and $856,000 due to greater availability of less costly surface water, partially offset by the increases in the cost of purchased water and pump tax of $1,059,000. Total quarterly operating expenses for the fourth quarter of 2003, excluding water production costs and income taxes, increased $1,038,000 or 8% from 2002. SJW Corp. experienced increases principally of: $446,000 in salaries and related costs, $283,000 in pension costs primarily as a result of the decline in market value of retirement trust assets, and $323,000 in depreciation expense primarily on added utility plant. Income tax expense for the fourth quarter of 2003 was higher in comparison to the same period of 2002 due to higher earnings in 2003.

Year ended December 31, 2003

     Earnings per common share for the year ended December 31, 2003, as adjusted for the three-for-one common stock split, were $2.04 compared to $1.56, as adjusted, for the year ended 2002. The increase in year-to-date earnings was mainly due to the sale of a non-utility property in the first quarter of 2003, which resulted in an after-tax gain of $3,030,000, or $0.33 per share as adjusted.

     Operating revenue for the year ended December 31, 2003 was $149,732,000 versus $145,652,000 for 2002. The increase of
$4,080,000 in operating revenue was mainly due to the above-mentioned cumulative rate increases in its utility operation.

     Total water production costs for 2003 decreased $4,048,000, or 6% from 2002 primarily due to reduced water production costs of $3,742,000 as a result of lower customer demand and $3,879,000 due to greater availability of less costly surface water, partially offset by the increases in the cost of purchased water, and pump tax of $3,573,000. Year-to-date operating expenses, excluding water production costs and income taxes, increased $4,861,000 from 2002. The increases consisted principally of:
$1,326,000 in salaries and related costs, $1,131,000 in pension costs for reasons explained above, $1,212,000 in depreciation expense on added utility plant, $645,000 in taxes other than income taxes and $980,000 in insurance related costs. Income tax expense for 2003 was higher in comparison to 2002 due to higher earnings in 2003.

     For the twelve months ended December 31, 2003, the changes in other comprehensive income included an adjustment of $2,434,000 on an increase in the market value of investment in California Water Service Group, offset by an increase of $399,000 in comprehensive loss associated with the minimum pension liability of the pension plans.

     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp., through its subsidiary San Jose Water Company, provides water service to a population of approximately one million people in the City of San Jose and nearby communities.


This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.


                                   SJW Corp.
     Condensed Consolidated Statements of Income and Comprehensive Income
                                  (Unaudited)
                   (thousands of dollars, except share data)

                                             Three Months        Twelve Months
                                         Ended December 31   Ended December 31
                                            2003      2002       2003     2002
                                         -----------------  ------------------
Operating revenue                        $34,639    33,085  $149,732   145,652
Operating expense:
  Operation:
    Purchased Water                        8,417     9,054    36,708    38,228
    Power                                  1,036     1,309     5,296     6,805
    Pump Tax                               4,164     3,545    17,931    18,950
    Other                                  7,091     6,333    28,306    25,154
  Maintenance                              1,979     2,055     7,724     7,866
  Property taxes and other
    Nonincome taxes                        1,261     1,228     5,065     4,420
  Depreciation and
    amortization                           3,829     3,506    15,225    14,013
  Income taxes                             2,027     1,986    10,523     9,658
                                         -------------------------------------
Total operating expense                   29,804    29,016   126,778   125,094
                                         -------------------------------------
Operating income                           4,835     4,069    22,954    20,558

Other income (expense):
  Gain on sale of non-utility
    property, net of tax                       -         -     3,030         -
  Long-term debt interest
    and other, net                        (1,833)   (1,353)   (7,307)   (6,326)
                                         -------------------------------------
Net income                               $ 3,002     2,716  $ 18,677    14,232
                                         =====================================
Other comprehensive
  income (loss), net                         632    (1,539)    2,035    (1,682)
                                         -------------------------------------
Comprehensive income                     $ 3,634     1,177  $ 20,712    12,550
                                         =====================================
Earnings per share
  - Basic                                $  0.33      0.30  $   2.04      1.56
  - Diluted                              $  0.33      0.30  $   2.04      1.56
Comprehensive income
  per share
  - Basic                                $  0.40      0.13  $   2.27      1.37
  - Diluted                              $  0.40      0.13  $   2.26      1.37

Dividends per share                      $  0.24      0.23  $   0.97      0.92

Weighted average
  Shares outstanding
  - Basic                              9,135,441 9,135,441 9,135,441 9,135,441
  - Diluted                            9,170,187 9,135,441 9,148,476 9,135,441

Per share/share information presented reflect a three-for-one stock split announced by SJW Corp.'s Board of Directors on 1/29/04.




                                   SJW Corp.
               Condensed Consolidated Balance Sheets
                            (Unaudited)
                       (thousands of dollars)

                                                           Dec 31      Dec 31
                                                             2003        2002
ASSETS                                                   --------    --------
Utility Plant                                            $583,709    $541,919
Less accumulated depreciation and amortization            174,985     161,576
                                                         --------    --------
  Net utility plant                                       408,724     380,343

Nonutility property, net                                   27,629      10,487

Current assets:
  Cash and equivalents                                     10,036         324
  Accounts receivable and accrued utility revenue          15,043      16,721
  Prepaid expenses and other                                2,019       1,654
                                                         --------   ---------
  Total current assets                                     27,098      18,699

Other assets:
  Investment in California Water Service Group             30,139      26,014
  Investment in joint venture                               1,110       1,144
  Regulatory assets                                         7,976       6,013
  Other                                                     9,041      10,523
                                                         --------     -------
                                                         $511,717    $453,223
                                                         ========    ========
CAPITALIZATION AND LIABILITIES
Capitalization:
  Common stock and additional paid-in capital            $ 22,891    $ 21,873
  Retained earnings                                       138,058     128,242
  Accumulated other comprehensive income                    5,419       3,384
                                                         --------     -------
  Shareholders' equity                                    166,368     153,499
  Long-term debt                                          139,614     110,000
                                                         --------     -------
  Total capitalization                                    305,982     263,499
Current Liabilities:
  Line of credit                                                -      11,450
  Accounts payable                                          5,441       3,525
  Other current liabilities                                 9,635       8,625
                                                         --------     -------
  Total current liabilities                                15,076      23,600

Deferred income taxes and credits                          38,207      29,704
Advances for and contributions in aid of construction     141,122     126,714
Other noncurrent liabilities                               11,330       9,706
                                                         --------     -------
                                                         $511,717    $453,223
                                                         ========    ========